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                                                                    EXHIBIT 1.2

                   $150,000,000 AGGREGATE PRINCIPAL AMOUNT OF

                    7 5/8% SENIOR NOTES DUE OCTOBER 15, 2017

                               PULTE CORPORATION

                                     ISSUER

                      BUILDERS' SUPPLY & LUMBER CO., INC.
                            CAMBRIDGE SOFTWARE, INC.
                          CANTERBURY COMMUNITIES, INC.
                  CANTERBURY DIVERSIFIED BUILDING CORPORATION
                                CEIBA HOMES INC.
                         CHARLOTTE CLASSIC HOMES, INC.
                              DEAN REALTY COMPANY
                         GREENSBORO CLASSIC HOMES, INC.
                              GULF PARTNERS, INC.
                               GURABO HOMES INC.
                              JAMES T. LYNCH, INC.
                          OAKTON BUILDING CORPORATION
                          PALMVILLE DEVELOPMENT CORP.
                                PBW CORPORATION
                             PHC TITLE CORPORATION
                                PHM REALTY, INC.
                             PHT TITLE CORPORATION
                                PRESERVE I, INC.
                               PRESERVE II, INC.
                         PULTE DEVELOPMENT CORPORATION
                        PULTE HOME CARIBBEAN CORPORATION
                             PULTE HOME CORPORATION
                 PULTE HOME CORPORATION OF THE DELAWARE VALLEY
                    PULTE HOME CORPORATION OF MASSACHUSETTS
                           PULTE HOMES OF TEXAS, L.P.
                    PULTE HOMES OF GREATER KANSAS CITY, INC.
                      PULTE HOMES OF MICHIGAN CORPORATION
                      PULTE HOMES OF MINNESOTA CORPORATION
                        PULTE HOMES OF OHIO CORPORATION
                      PULTE HOMES OF SOUTH CAROLINA, INC.
                       PULTE LAND DEVELOPMENT CORPORATION
                       PULTE LIFESTYLE COMMUNITIES, INC.
                           PULTE PAYROLL CORPORATION
                           PULTE REAL ESTATE COMPANY
                          RALEIGH CLASSIC HOMES, INC.
                             SALINAS BUILDERS, INC.
                              SALINAS HOMES, INC.
                          SEAN/CHRISTOPHER HOMES, INC.
                          SPRINGFIELD GOLF CLUB, INC.
                                WIL CORPORATION

                             SUBSIDIARY GUARANTORS




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                               PRICING AGREEMENT

                                                 October 9, 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Lehman Brothers Inc.
SBC Warburg Dillon Read Inc.
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281

Ladies and Gentlemen:

     Reference is made to the Purchase Agreement dated
October 9, 1997 (the "Purchase Agreement") among Pulte Corporation (the "Company"), the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the several Underwriters named in Schedule A hereto or thereto (the "Underwriters"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of $150,000,000 aggregate principal amount of the Company's 7 5/8% Senior Notes due October 15, 2017 (the "Offered Securities"). This Agreement is the Pricing Agreement referred to in the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     Pursuant to Section 2 of the Purchase Agreement, each of the Company and the Subsidiary Guarantors agrees with each Underwriter as follows:

     1. The initial public offering price of the Offered Securities shall be 98.550% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Offered Securities shall be 97.675% of the principal amount thereof.

     3. The interest rate on the Offered Securities shall be 7 5/8% per annum.




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     4.   The Offered Securities shall be subject to the covenants contained in
Sections 1006 and 1007 of the Indenture relating to Restrictions on Creation of Secured Debt and Restrictions on Sale and Leaseback Transactions and the covenants contained in Article Eight of the Indenture relating to Consolidation, Merger, Conveyance, Transfer or Lease.

     5. The Offered Securities shall be subject to defeasance in accordance with the terms of Article Fourteen of the Indenture.

     6. The Offered Securities shall be guaranteed by the Subsidiary Guarantors on a senior basis.

     7. Payment shall be made to the Company by wire transfer of same day funds pursuant to written instructions received by the Underwriters no later than three business days before the Closing Time.

     8. The Closing shall occur at 9:00 a.m. Chicago time on October 15, 1997 at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Subsidiary Guarantors in accordance with its terms.



                                    Very truly yours,

                                    PULTE CORPORATION


                                    By /s/ John Stoller
                                       ------------------------
                                       Title: Vice President


                                        Guarantors

                                    BUILDERS' SUPPLY & LUMBER CO., INC.
                                    CAMBRIDGE SOFTWARE, INC.
                                    CANTERBURY COMMUNITIES, INC.
                                    CANTERBURY DIVERSIFIED BUILDING
                                      CORPORATION
                                    CEIBA HOMES INC.



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                                    CHARLOTTE CLASSIC HOMES, INC.
                                    DEAN REALTY COMPANY
                                    GREENSBORO CLASSIC HOMES, INC.
                                    GULF PARTNERS, INC.
                                    GURABO HOMES INC.
                                    JAMES T. LYNCH, INC.
                                    OAKTON BUILDING CORPORATION
                                    PALMVILLE DEVELOPMENT CORP.
                                    PBW CORPORATION
                                    PHC TITLE CORPORATION
                                    PHM REALTY, INC.
                                    PHT TITLE CORPORATION
                                    PRESERVE I, INC.
                                    PRESERVE II, INC.
                                    PULTE DEVELOPMENT CORPORATION
                                    PULTE HOME CARIBBEAN CORPORATION
                                    PULTE HOME CORPORATION
                                    PULTE HOME CORPORATION OF DELAWARE
                                      VALLEY
                                    PULTE HOME CORPORATION OF
                                      MASSACHUSETTS
                                    PULTE HOMES OF TEXAS, L.P.
                                      By: PULTE NEVADA I, INC., its
                                          general partner
                                    PULTE HOMES OF GREATER KANSAS
                                      CITY, INC.
                                    PULTE HOMES OF MICHIGAN CORPORATION
                                    PULTE HOMES OF MINNESOTA
                                      CORPORATION
                                    PULTE HOMES OF OHIO CORPORATION
                                    PULTE HOMES OF SOUTH CAROLINA, INC.
                                    PULTE LAND DEVELOPMENT CORPORATION
                                    PULTE LIFESTYLE COMMUNITIES, INC.
                                    PULTE PAYROLL CORPORATION
                                    PULTE REAL ESTATE COMPANY
                                    RALEIGH CLASSIC HOMES, INC.
                                    SALINAS BUILDERS, INC.
                                    SALINAS HOMES, INC.
                                    SEAN/CHRISTOPHER HOMES, INC.
                                    SPRINGFIELD GOLF CLUB, INC.
                                    WIL CORPORATION


                                    By /s/ John Stoller
                                       ------------------------
                                       Title: Vice President


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CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
LEHMAN BROTHERS INC.
SBC WARBURG DILLON READ INC.


By /s/ Robert Schmiedeler
   --------------------------
     Authorized Signatory



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